UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

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Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, FL 33487

(Address of principal executive offices) (Zip Code)

(561) 998-2232

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CCRN	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 28, 2025, Cross Country Healthcare, Inc., a Delaware corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 3, 2024, by and among the Company, Aya Holdings II Inc., a Delaware corporation (“Parent”), Spark Merger Sub One Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and, solely for purposes of Section 11.14 thereto, Aya Healthcare, Inc., a Delaware corporation (“Aya”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent and a wholly-owned indirect subsidiary of Aya. As a result of the Merger, the Company will no longer be publicly held. In connection with closing the Merger, the Company’s common stock will be delisted from the NASDAQ Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended.

There were 32,815,984 shares of common stock, par value $0.0001 per share, of CCRN (“Company Common Stock”), issued and outstanding as of January 21, 2025, the record date for the Special Meeting (the “Record Date”). Each share of Company Common Stock was entitled to one vote with respect to each proposal at the Special Meeting. At the Special Meeting, the holders of 25,680,210 shares of Company Common Stock were present or represented by proxy, representing approximately 78.25% of the total outstanding shares of Company Common Stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 22, 2025 (the “Proxy Statement”)):

Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement.

Proposal 2 – The Advisory Merger-Related Compensation Proposal: To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable by the Company to its named executive officers that is based on or otherwise relates to the merger.

Each proposal was approved by the requisite vote of the Company’s stockholders. Because Proposal 1 was approved, a vote on the adjournment proposal (Proposal 3) described in the Proxy Statement was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Agreement Proposal

Votes For	Votes Against	Abstentions
25,660,468	11,313	8,429

Proposal 2 – Advisory Merger-Related Compensation Proposal

Votes For	Votes Against	Abstentions
24,322,272	1,273,136	84,802

Subject to the satisfaction or waiver of customary closing conditions, including receipt of certain regulatory approvals, the Merger is expected to close in the second half of 2025.

Item 8.01 Other Events.

On February 28, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release announcing the results of the special meeting, dated as of February 28, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.
Date: February 28, 2025
	By:	/s/ John A. Martins
		Name:	John A. Martins
		Title:	President & Chief Executive Officer (Principal Executive Officer)